U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2014

AMERICAN SANDS ENERGY CORP.

(Exact name of registrant as specified in its charter)

000-53167

(Commission File No.)

Delaware (State or other jurisdiction of incorporation or organization)	87-0405708 (IRS Employer Identification No.)

201 South Main Street, Suite 1800, Salt Lake City, Utah 84111

(Address of principal executive offices)

(801) 536-6140

(Registrant’s telephone number)

4760 South Highland Drive, Suite 341, Salt Lake City, Utah 84117

(Former Name or Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Board of Directors

On June 10, 2014, the Board of Directors appointed William H. Champion a director of American Sands Energy Corp. (the “Company” or “American Sands Energy”). Mr. Champion was appointed following the resignation by Daniel F. Carlson from the Board of Directors. Mr. Champion joins the Board following a career at RIO TINTO PLC, London, United Kingdom, where his roles included:

•	Managing Director, Rio Tinto Coal Australia, where he managed all coal mining operations in Australia (2009-2013) and was responsible for the operations of six open pit mines and one underground coal mine,
•	Managing Director of Rio Tinto Diamonds (2007-2009) where he was responsible for the operations of three diamond mines, and
•	President and CEO of Kennecott Utah Copper Corporation (2002-2007), one of the largest open pit mines in the world.

Compensation Plans

At the time of Mr. Champion’s appointment as a director, the Board of Directors awarded to him options to purchase 200,000 shares of common stock exercisable at a price of $0.72 per share that vest one-third on the date of grant, one-third on the next anniversary of the grant date, and one-third on the second anniversary of the grant date, and expire five years following the grant date.

Daniel F. Carlson has served as the Chief Financial Officer (CFO) of American Sands pursuant to an Amended and Restated Employment Agreement, dated as of May 15, 2013, which provided that his employment was terminable “at will” and allowed him to pursue other business interests. In order to obtain his services as CFO on a full-time basis, the Board of Directors authorized an amendment to Mr. Carlson’s agreement which provides that he will devote his full time and attention to the business and affairs of the Company and have a one year term. The other terms and conditions of the Amended and Restated Agreement remain the same. In connection with such employment, the Board of Directors also approved acceleration of the vesting date of previously issued, but unvested options (a total of 200,000 common stock purchase options exercisable at $1.15 per share),

Robin Gereluk has served as the Chief Operating Officer (COO) of American Sands and its wholly owned subsidiary, Green River Resources, Inc., pursuant to an Amended and Restated Employment Agreement, dated March 31, 2011 (the “GRI Employment Agreement”), which allowed him to work on unrelated projects and provided that Mr. Gereluk would be paid hourly. The Board determined that Mr. Gereluk’s services were now required on a fulltime basis pursuant to which the Company has entered into a new employment agreement with Mr. Gereluk. As part of this arrangement, the GRI Employment Agreement was rescinded. The new agreement is effective as of June 1, 2014 and has a three (3) year term. Under his new employment agreement with the Company, Mr. Gereluk will receive an annual salary of $245,000.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Sands Energy Corp.

Date: June 12, 2014	By: /s/ Daniel F. Carlson
Daniel F. Carlson, Chief Financial Officer